Exhibit 10.5

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of December, 2010 (the “Effective Date”) by and between SIBLING ENTERTAINMENT GROUP HOLDINGS, INC., a Texas corporation (“SIBE”) and GERRY L. BEDORE, JR., a resident of the State of Arizona (“Holder”).

Agreement

For and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

1.         Definitions

The following capitalized terms are used in this Agreement with the meanings thereafter ascribed.

“Effective Date of Termination” means the effective date of Termination of Employment as determined in good faith by the Board of Directors based upon the facts and circumstances including the dates set forth in any notice of termination provided by SIBE or Holder, and if no notice of termination is given by SIBE or Holder, the date on which such Holder last performs the duties or services of Holder’s employment or other relationship with SIBE, as determined by the Board of Directors.  The determination of the Board of Directors is final, binding, and nonappealable.

“Employment” means the relationship between Holder and SIBE (or its parents or subsidiaries) pursuant to which Holder provides services to SIBE (or its parents or subsidiaries) as a consultant, employee, director, or any other capacity in which Holder receives compensation from SIBE (or its parents or subsidiaries) for services rendered.

“Holding Period” means a period of ninety (90) days that commences on the Effective Date of Termination.

“Price” means the aggregate purchase price for all Restricted Subject Shares of $1.00, regardless of the number of Restricted Subject Shares purchased.

“Subject Shares” means 261,000 shares of Series Common Stock of SIBE held by Holder on the date of this Agreement and any securities issued upon conversion or replacement thereof.

“Termination of Employment” means the termination of the Employment Holder.  Such termination may be for any reason, including, without limitation, a termination by resignation, termination with Cause, discharge, death, disability, or retirement.  The Board of Directors shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment, and such determination shall be conclusive, final, binding, and nonappealable.

2.         Restrictions.

2.1.         Company’s Right to Repurchase Restricted Subject Shares.

(a)           Upon Termination of Employment of Holder prior to the 2nd anniverary of the Effective Date, SIBE shall have the sole option and right, during the Holding Period to purchase all Restricted Subject Shares for the Price.  For purposes of this Agreement: “Restricted Subject Shares” as of any particular date means the number of Subject Shares minus the number of Unrestricted Subject Shares on such date; and “Unrestricted Subject Shares” as of any particular date means the number of Subject Shares multiplied by the applicable percentage from the table below for the applicable time period.

Date	Percentage of Subject Shares which are Unrestricted Subject Shares

From the Effective Date until the day before the 1st anniversary of the Effective Date	33.00%

From the 1st anniversary of the Effective Date until the day before the 2nd anniversary of the Effective Date	66.66%

From and after the 2nd anniversary of the Effective Date	100.00%

(b)           If SIBE elects to exercise its right to purchase Restricted Subject Shares pursuant to this Section 2.1, SIBE shall give written notice of such election to Holder (or the personal representative, executor, or administrator of Holder, as the case may be).  The closing of any purchase of Restricted Subject Shares pursuant to Section 2.1 shall take place at the principal office of SIBE not earlier than thirty (30), nor later than forty-five (45) days after the date of SIBE’s written notice of its election to exercise its right to purchase such Restricted Subject Shares.

(c)           At the closing of any purchase of Restricted Subject Shares pursuant to Section 2.1, Holder shall deliver all certificates representing the Restricted Subject Shares to be purchased, properly endorsed for transfer, and SIBE shall pay Holder the Price.

2.2.         Restriction on Holder’s Right to Transfer the Restricted Subject Shares.

Holder shall not sell, assign, transfer, grant options to purchase, or hypothecate Restricted Subject Shares, without the prior approval of the Board of Directors.

3.         Miscellaneous.

3.1.         Legends. Each certificate evidencing Subject Shares shall bear the following legends:

On the face of the certificate:

“transfer of the shares evidenced by this certificate is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“the shares evidenced by this certificate are subject to, and transferable only in accordance with, that certain stock restriction agreement, a copy of which is on file at the principal office of the issuer.  no transfer or pledge of the shares evidenced hereby may be made except in accordance with, and subject to, the provisions of said agreement.”

“shares of stock represented by this certificate have been acquired by the holder for investment purposes only and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with or exempt from such laws, and upon evidence satisfactory to the issuer of compliance with or exemption from such laws, as to which the issuer may rely upon an opinion of counsel satisfactory to the issuer.”

Holder agrees upon request to promptly surrender the certificates representing Subject Shares to SIBE so that SIBE may affix the foregoing legends thereto.

3.2.             Governing Laws.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts of laws rules.  The parties agree that any appropriate state court sitting in Fulton County, Georgia or any Federal Court sitting in the Northern District of Georgia (Atlanta Division) (collectively, the “Permitted Courts”), shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy, and each party irrevocably: (a) consents to the jurisdiction of the Permitted Courts in such actions, (b) agrees not to plead or claim that such litigation brought in the Permitted Courts has been brought in an inconvenient forum, and (c) waives the right to object, with respect to such suit, action, or proceeding, that such court does not have jurisdiction over such party.  In any suit, arbitration, mediation, or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys’ fees, and all costs and fees incurred on appeal or in a bankruptcy or similar action.

3.3.             No Employment Right.  This Agreement shall not be construed as giving Holder the right to any continued employment, or other relationship, with SIBE.

3.4.             Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

3.5.             Notice.  Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

3.6.             Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

3.7.             Entire Agreement.  This Agreement expresses the entire understanding and agreement of the parties with respect to the transactions contemplated herein and the subject matter described herein.

3.8.             Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

3.9.             Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and a temporary or permanent injunction without showing any actual damage, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

3.10.           Construction.  The language used in this Agreement, including the documents, instruments, agreements, exhibits, schedules, and annexes hereto will be deemed to be language chosen by the parties to express their mutual intent, and no rule of strict construction shall be implied against any party.

3.11.           Amendment.  This Agreement may be amended, supplemented, and modified only by a written instrument duly executed by the parties hereto.

3.12.           Waiver.  The failure of any party hereto to require the performance of any provisions of this Agreement shall in no manner affect the right to enforce the same.  No waiver by any party hereto of any provisions or of any breach of any provisions of this Agreement shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision or breach of any other provision of this Agreement.  No waiver of any provision or any breach of any provision of this Agreement shall be valid or binding on the parties hereto unless made in a writing signed by an authorized representative of the party against whom the same is sought to be enforced.

3.13.           Further Assurance.  Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.14.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

Sibling Group Entertainment Holdings, Inc.

By:	/s/ Mitchell Maxwell
Mitchell Maxwell, Chief Executive Officer

Holder

/s/ Gerry L. Bedore, Jr.
Gerry L. Bedore, Jr.